Exhibit 99.2

Apple Computer, Inc.

Q3’03 Summary Data

	Q2’03 Actual		Q3’02 Actual		Q3’03 Actual		Sequential Change		Year/Year Change
	k Units	$ m Rev	k Units	$ m Rev	k Units	$ m Rev	Units	Rev	Units	Rev

Product Summary
iMac (1)	256	$302	378	$424	287	$301	12%	0%	-24%	-29%
iBook	133	151	169	217	190	196	43%	30%	12%	-10%
Power Mac G4(2)	156	293	167	285	133	234	-15%	-20%	-20%	-18%
PowerBook	166	353	94	234	161	363	-3%	3%	71%	55%
Peripherals & Other HW	—	216	—	148	—	285	—	32%	—	93%
Software & Other	—	160	—	121	—	166	—	4%	—	37%
Total Apple	711	$1,475	808	$1,429	771	$1,545	8%	5%	-5%	8%

	Q2’03 Actual		Q3’02 Actual		Q3’03 Actual		Sequential Change		Year/Year Change
	k Units	$ m Rev	k Units	$ m Rev	k Units	$ m Rev	Units	Rev	Units	Rev

Operating Segments
Americas	338	$684	478	$818	452	$831	34%	21%	-5%	2%
Europe	180	338	160	275	144	297	-20%	-12%	-10%	8%
Japan	107	220	98	168	85	168	-21%	-24%	-13%	0%
Retail	42	135	20	63	40	145	-5%	7%	100%	130%
Other Segments (3)	44	98	52	105	50	104	14%	6%	-4%	-1%
Total Operating Segments	711	$1,475	808	$1,429	771	$1,545	8%	5%	-5%	8%

(1)                                  Includes eMac product line.

(2)                                  Power Mac G4 figures include server sales.

(3)                                  Other Segments include Asia Pacific and FileMaker. Certain amounts in Q3’02 related to recent acquisitions and Internet Services have been reclassified from Other Segments to the Americas segment to conform to the Q3’03 presentation.